LITHIA NAMES CHIEF ACCOUNTING OFFICER AND INTERIM PRINCIPAL FINANCIAL OFFICER

Medford, Oregon, March 1, 2019 – Lithia Motors, Inc. (NYSE:LAD) announced that it has promoted Tina Miller to Chief Accounting Officer effective March 1, 2019.

Tina has served as Corporate Controller since 2015 and held various accounting and audit leadership roles over the past 14 years. Prior to joining Lithia, Tina worked for Ernst & Young in their assurance practice.

“We appreciate Tina’s dedication to excellence and accuracy,” said Bryan DeBoer, President and CEO. He added, “We’re excited to expand her influence and we’re confident she’ll continue to build wonderful teams.”

As Chief Accounting Officer, Tina will oversee accounting, financial reporting, tax and risk management. In addition to her Chief Accounting Officer role, Tina will also serve as interim Principal Financial Officer.

About Lithia:
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#294-2018). Consumers can buy, sell and service vehicles digitally or through our 182 nationwide locations. Our mission statement, Growth Powered by People, drives us to continuously improve and to give back to our communities.

Sites:
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Erik Lewis, Chief Human Resources Officer
ELewis@lithia.com
(541)774-7550